FOR MORE INFORMATION Jonathan Freedman 212.778.8973
For Immediate Release
Jefferies Financial Group Inc. (NYSE: JEF)
January 12, 2022
Jefferies Announces 2021 Financial Results for the Three Months and Year Ended November 30, 2021
All-Time Record Annual Pre-Tax Income; 24.5% 2021 Return on Adjusted Tangible Equity1
Quarterly Dividend Increased 20% to $0.30 Per Share

Q4 Financial Highlights
•Net income attributable to common shareholders of $325 million, or $1.20 per diluted share; adjusted net income attributable to common shareholders2 of $369 million, or $1.36 per diluted share, after removing fourth quarter expenses of $59 million related to bondholder make-whole and tender premium payments on an aggregate of $1.06 billion in debt which will reduce our future interest expense
•Quarterly Investment Banking net revenues of $1.18 billion
•Combined Capital Markets and Other net revenues of $438 million
•Asset Management net revenues (before allocated net interest3) of $55 million
•Annualized return on adjusted tangible equity of 16.5%1; adjusted annualized return on adjusted tangible equity of 18.7%4
•Repurchased 2.0 million shares of common stock for $88 million, or an average price of $42.91 per share; our Board of Directors has increased our share buyback authorization by $88 million back to a total of $250 million

"What a year! Once again, Jefferies delivered record results in Investment Banking and Capital Markets and Asset Management. Our performance and momentum are the direct result of the persistent hard work and dedication of our 4,508 Jefferies Group employee-partners around the globe, decades of investment to create strong breadth and depth of capabilities across our integrated Investment Banking and Capital Markets platforms, our unique partnership culture and a supportive operating environment. Those factors have driven Jefferies to an important position of scale within our industry, and a meaningful and sustainable step change in our market position and brand. We have never wavered in prioritizing the needs and interests of our clients. We believe our momentum is excellent and, while there will be inevitable bumps in the road, our growth prospects are terrific.

"Our results and momentum derive from our incredible and increasingly global team. Jefferies' strategy is based substantially on human capital, with the right amount of supporting financial capital commensurate with market opportunity. We are committed to recruiting and growing great talent at all levels. We are thrilled that we enter fiscal 2022 with 278 Managing Directors in Investment Banking, a 24% increase from one year prior. This increase was driven equally by internal promotion of talented people we nurtured and trained, and external recruiting of experienced professionals. Our overall Jefferies Group headcount grew by 15% in 2021, enabling us to keep up with the demands from our clients and to support further growth. We have been investing for many years now in enhanced efforts to train, support, develop and grow our human capital, and we see further opportunity in this regard ahead.

"We believe Jefferies' future growth will be fueled by the continued buildout of our Investment Banking effort, enhancing our Capital Markets businesses, and further developing our Leucadia Asset Management alternative asset management platform. We will continue winding down our legacy Merchant Banking portfolio prudently and patiently, and are confident that, as we have proven in the past, there is value to be realized in excess of tangible book value.

"Our Investment Banking backlog5 is robust and consistent with levels from a year ago.

"In light of our performance and prospects, as well as our limited need for incremental equity capital, our Board of Directors has increased our quarterly dividend to $0.30 per share, a 140% increase from two years ago. We will continue also to return capital to shareholders via share buybacks as well as, if financial conditions and circumstances permit, in-kind distributions or special cash dividends as we continue to wind down the legacy merchant banking portfolio."
Richard Handler, CEO, and Brian Friedman, President

Please refer to the just-released Jefferies Financial Group Annual Letter from our CEO and President for broader perspective on 2021, as well as our strategy and outlook.

1 Jefferies Financial Group

Financial Summary

(Dollars in thousands, except per share amounts)

	Three Months Ended November 30,			Twelve Months Ended November 30,
	2021	2020	% Change	2021	2020	% Change
Net revenues:
Investment Banking and Capital Markets	$1,613,362	$1,537,362	5%	$6,796,631	$4,989,138	36%
Asset Management	42,798	88,977	(52)%	336,690	235,255	43%
Merchant Banking	152,794	231,852	(34)%	1,040,733	764,460	36%
Corporate	773	1,350	(43)%	3,042	13,258	(77)%
Consolidation Adjustments	(831)	1,246	(167)%	8,233	8,763	(6)%
Total net revenues	$1,808,896	$1,860,787	(3)%	$8,185,329	$6,010,874	36%

Income before income taxes	$425,565	$421,540	1%	$2,254,105	$1,067,083	111%

Net income attributable to common shareholders	$324,913	$307,267	6%	$1,667,403	$769,605	117%

Diluted earnings per share	$1.20	$1.11	8%	$6.13	$2.65	131%

Weighted average diluted shares	270,743	277,342		271,501	290,490

Annualized return on adjusted tangible equity[1]	16.5%	17.5%		24.5%	11.7%

Highlights

Three months ended November 30, 2021	Twelve months ended November 30, 2021

•Adjusted net income attributable to common shareholders[2] of $369 million, or $1.36 per diluted share.
•We repurchased 2.0 million shares for $88 million, or an average price of $42.91 per share.
•Our Board of Directors has increased our share buyback authorization by $88 million back to a total of $250 million.

•Adjusted net income attributable to common shareholders[2] was $1.71 billion, or $6.29 per diluted share.
•We repurchased 8.5 million shares for $267 million, or an average price of $31.25 per share. We had 244 million shares outstanding and 274 million shares outstanding on a fully diluted basis[6] at year end. Our book value per share was $43.33 and tangible book value per fully diluted share[7] was $32.45 at year end.

Investment Banking and Capital Markets	Investment Banking and Capital Markets
•Investment Banking net revenues of $1.18 billion were driven by all-time record quarterly Advisory net revenues and stronger results in Equity and Debt Underwriting as compared with the prior year quarter.
•Combined Capital Markets and Other net revenues of $438 million were 30% lower as compared to prior year quarter, primarily due to challenging market conditions for fixed income trading leading to lower volumes, as compared with the prior year quarter, which benefited from high levels of client activity due to more favorable market conditions.

•Record Investment Banking net revenues of $4.42 billion were driven by record Advisory net revenues, as well as record Equity and Debt Underwriting net revenues on more deals being completed and an increase in average transaction fees.
•Combined Capital Markets and Other net revenues of $2.37 billion reflecting Equities net revenues driven by strong client activity and trading performance as a result of meaningful growth across all of our products and regions, and solid Fixed Income net revenues.

2 Jefferies Financial Group

Three months ended November 30, 2021	Twelve months ended November 30, 2021

Asset Management	Asset Management
•Asset Management net revenues reflects lower investment returns compared to the prior year quarter, partially offset by an increase in management, performance and similar fees and revenues.
•Record Asset Management revenues (before allocated net interest3) of $382 million were significantly higher than prior year revenues due to $121 million in management, performance and similar fees and revenues in the current year, an increase of 355% over the prior year.

Legacy Merchant Banking	Legacy Merchant Banking
•Merchant Banking results reflect the normalization of the results of Idaho Timber and a decline in the value of several of our investments in public companies.	•Merchant Banking full year results reflect record revenue and pre-tax income from Idaho Timber and mark-to-market increases in the value of several of our investments in public and private companies.

Quarterly Cash Dividend

The Jefferies Board of Directors declared a quarterly cash dividend equal to $0.30 per Jefferies common share, payable on February 25, 2022 to record holders of Jefferies common shares on February 14, 2022.

* * * *

Amounts herein pertaining to November 30, 2021 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the three and twelve months ended November 30, 2021 will be provided upon filing our Annual Report on Form 10-K with the SEC, which we expect to file on or about January 28, 2022.

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” "would," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.
Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

3 Jefferies Financial Group

Notes

1.Return on adjusted tangible equity (a non-GAAP financial measure) is defined as Jefferies' annualized adjusted net income (a non-GAAP financial measure) divided by our beginning of period adjusted tangible shareholders' equity (a non-GAAP financial measure). Refer to schedule on page 12 for reconciliation to U.S. GAAP amounts.

2.Adjusted net income attributable to common shareholders (a non-GAAP financial measure) excludes the total expense of $59 million ($44 million net of taxes) related to $1.06 billion of debt repurchases in the fourth quarter. Refer to schedule on page 12 for reconciliation to U.S. GAAP.

3.Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to make clearer actual Investment return. Refer to Selected Financial and Statistical Information on pages 8 - 10.

4.Adjusted return on adjusted tangible equity (a non-GAAP financial measure) is defined as Jefferies' annualized adjusted net income excluding the net income impact of the $59 million of total expense ($44 million net of taxes) related to $1.06 million of debt repurchases in the fourth quarter (a non-GAAP financial measure) divided by our beginning of period adjusted tangible shareholders' equity (a non-GAAP financial measure). Refer to schedule on page 13 for reconciliation to U.S. GAAP amounts.

5.Backlog represents an estimate of our net revenues from expected future transactions. As an indicator of net revenues in a given future period, it is subject to limitations. The time frame for the realization of revenues from these expected transactions varies and is influenced by factors we do not control. Transactions not included in the estimate may occur, and expected transactions may also be modified or cancelled.

6.Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as Jefferies common shares outstanding plus restricted stock units, stock options, conversion of redeemable convertible preferred shares and other shares. Refer to schedule on page 14 for reconciliation to U.S. GAAP amounts.

7.Tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value (a non-GAAP financial measure) divided by shares outstanding on a fully diluted basis (a non-GAAP financial measure). Refer to schedule on page 14 for reconciliation to U.S. GAAP amounts.

4 Jefferies Financial Group

Summary

(In thousands, except per share amounts) (Unaudited)
	Three Months Ended November 30,		Twelve Months Ended November 30,
	2021	2020	2021	2020
Net revenues	$1,808,896	$1,860,787	$8,185,329	$6,010,874
Income before income taxes and loss related to associated companies	$458,714	$427,500	$2,348,524	$1,142,566
Loss related to associated companies	(33,149)	(5,960)	(94,419)	(75,483)
Income before income taxes	425,565	421,540	2,254,105	1,067,083
Income tax provision	91,973	113,535	576,729	298,673
Net income	333,592	308,005	1,677,376	768,410
Net (income) loss attributable to the noncontrolling interests	(6,586)	238	(3,850)	5,271
Net (income) loss attributable to the redeemable noncontrolling interests	(245)	428	826	1,558
Preferred stock dividends	(1,848)	(1,404)	(6,949)	(5,634)
Net income attributable to common shareholders	$324,913	$307,267	$1,667,403	$769,605

Basic earnings per common share attributable to Jefferies common shareholders:
Net income	$1.23	$1.12	$6.29	$2.68

Basic: weighted average shares	261,637	272,901	263,595	285,693

Diluted earnings per common share attributable to Jefferies common shareholders:
Net income	$1.20	$1.11	$6.13	$2.65

Diluted: weighted average shares	270,743	277,342	271,501	290,490

5 Jefferies Financial Group

A summary of results for the three months ended November 30, 2021 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,613,362	$42,798	$152,794	$773	$—	$(831)	$1,808,896
Expenses:
Cost of sales	—	—	79,954	—	—	—	79,954
Compensation and benefits	684,294	22,802	31,424	6,576	—	—	745,096
Non-compensation expenses:
Floor brokerage and clearing fees	68,809	10,843	—	—	—	—	79,652
Selling, general and other expenses	300,211	15,294	41,259	5,299	26,004	(379)	387,688
Interest expense	—	—	5,628	—	11,628	—	17,256
Depreciation and amortization	22,681	439	16,958	458	—	—	40,536
Total non-compensation expenses	391,701	26,576	63,845	5,757	37,632	(379)	525,132
Total expenses	1,075,995	49,378	175,223	12,333	37,632	(379)	1,350,182
Income (loss) before income taxes and loss related to associated companies	537,367	(6,580)	(22,429)	(11,560)	(37,632)	(452)	458,714
Loss related to associated companies	—	—	(33,149)	—	—	—	(33,149)
Income (loss) before income taxes	$537,367	$(6,580)	$(55,578)	$(11,560)	$(37,632)	$(452)	425,565
Income tax provision							91,973
Net income							$333,592

A summary of results for the three months ended November 30, 2020 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,537,362	$88,977	$231,852	$1,350	$—	$1,246	$1,860,787
Expenses:
Cost of sales	—	—	102,717	—	—	—	102,717
Compensation and benefits	842,513	30,152	25,336	13,365	—	—	911,366
Non-compensation expenses:
Floor brokerage and clearing fees	59,968	5,221	—	—	—	—	65,189
Selling, general and other expenses	239,795	9,328	41,138	6,513	—	(2,486)	294,288
Interest expense	—	—	6,972	—	13,672	—	20,644
Depreciation and amortization	21,012	471	16,735	865	—	—	39,083
Total non-compensation expenses	320,775	15,020	64,845	7,378	13,672	(2,486)	419,204
Total expenses	1,163,288	45,172	192,898	20,743	13,672	(2,486)	1,433,287
Income (loss) before income taxes and loss related to associated companies	374,074	43,805	38,954	(19,393)	(13,672)	3,732	427,500
Loss related to associated companies	—	—	(5,960)	—	—	—	(5,960)
Income (loss) before income taxes	$374,074	$43,805	$32,994	$(19,393)	$(13,672)	$3,732	421,540
Income tax provision							113,535
Net income							$308,005

6 Jefferies Financial Group

A summary of results for the twelve months ended November 30, 2021 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$6,796,631	$336,690	$1,040,733	$3,042	$—	$8,233	$8,185,329
Expenses:
Cost of sales	—	—	470,870	—	—	—	470,870
Compensation and benefits	3,323,601	82,726	109,186	35,611	—	—	3,551,124
Non-compensation expenses:
Floor brokerage and clearing fees	266,035	35,825	—	—	—	—	301,860
Selling, general and other expenses	1,024,617	48,913	160,337	19,253	26,004	(677)	1,278,447
Interest expense	—	—	23,951	—	53,133	—	77,084
Depreciation and amortization	85,178	1,901	67,577	2,764	—	—	157,420
Total non-compensation expenses	1,375,830	86,639	251,865	22,017	79,137	(677)	1,814,811
Total expenses	4,699,431	169,365	831,921	57,628	79,137	(677)	5,836,805
Income (loss) before income taxes and loss related to associated companies	2,097,200	167,325	208,812	(54,586)	(79,137)	8,910	2,348,524
Loss related to associated companies	—	—	(94,419)	—	—	—	(94,419)
Income (loss) before income taxes	$2,097,200	$167,325	$114,393	$(54,586)	$(79,137)	$8,910	2,254,105
Income tax provision							576,729
Net income							$1,677,376

A summary of results for the twelve months ended November 30, 2020 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$4,989,138	$235,255	$764,460	$13,258	$—	$8,763	$6,010,874
Expenses:
Cost of sales	—	—	338,588	—	—	—	338,588
Compensation and benefits	2,735,080	89,527	77,072	39,184	—	—	2,940,863
Non-compensation expenses:
Floor brokerage and clearing fees	241,083	25,509	—	—	—	—	266,592
Selling, general and other expenses	810,753	46,045	199,128	26,197	—	(3,167)	1,078,956
Interest expense	—	—	31,425	—	53,445	—	84,870
Depreciation and amortization	82,334	5,247	67,362	3,496	—	—	158,439
Total non-compensation expenses	1,134,170	76,801	297,915	29,693	53,445	(3,167)	1,588,857
Total expenses	3,869,250	166,328	713,575	68,877	53,445	(3,167)	4,868,308
Income (loss) before income taxes and loss related to associated companies	1,119,888	68,927	50,885	(55,619)	(53,445)	11,930	1,142,566
Loss related to associated companies	—	—	(75,483)	—	—	—	(75,483)
Income (loss) before income taxes	$1,119,888	$68,927	$(24,598)	$(55,619)	$(53,445)	$11,930	1,067,083
Income tax provision							298,673
Net income							$768,410

7 Jefferies Financial Group

Selected Financial and Statistical Information

(Amounts in Thousands, Except Other Data) (Unaudited)

	Quarter Ended
	November 30, 2021	August 31, 2021	November 30, 2020
Investment Banking, Capital Markets and Asset Management Net Revenues:

Advisory	$587,726	$583,887	$356,823

Equity underwriting	370,636	367,460	340,561
Debt underwriting	222,655	229,329	208,780
Total underwriting	593,291	596,789	549,341

Other investment banking	(5,240)	(360)	9,446

Total investment banking	1,175,777	1,180,316	915,610

Equities	290,380	236,532	327,314
Fixed income	132,771	205,795	263,119
Total capital markets	423,151	442,327	590,433

Other	14,434	28,153	31,319

Total Investment Banking and Capital Markets Net Revenues (1)	1,613,362	1,650,796	1,537,362

Asset management fees and revenues (2)	13,065	18,869	6,936
Investment return (3)	41,647	4,890	93,849
Allocated net interest (3)	(11,914)	(11,155)	(11,808)
Total Asset Management Net Revenues	42,798	12,604	88,977

Total Investment Banking, Capital Markets and Asset Management Net Revenues	$1,656,160	$1,663,400	$1,626,339

Investment Banking, Capital Markets and Asset Management Non-compensation Expenses:

Floor brokerage and clearing fees	$79,652	$68,982	$65,189
Underwriting costs	26,932	21,474	36,551
Technology and communications	101,523	93,801	86,639
Occupancy and equipment rental	24,859	24,694	24,011
Business development	42,386	24,380	21,651
Professional services	54,758	49,298	42,490
Depreciation and amortization	23,120	21,529	21,483
Other	65,047	13,851	37,781

Total Investment Banking, Capital Markets and Asset Management Non-compensation Expenses	$418,277	$318,009	$335,795

8 Jefferies Financial Group

(Amounts in Thousands, Except Other Data) (Unaudited)

	Twelve Months Ended
	November 30, 2021	November 30, 2020
Investment Banking, Capital Markets and Asset Management Net Revenues:

Advisory	$1,873,560	$1,053,500

Equity underwriting	1,557,364	902,016
Debt underwriting	935,131	545,978
Total underwriting	2,492,495	1,447,994

Other investment banking	57,196	(103,330)

Total investment banking	4,423,251	2,398,164

Equities	1,300,877	1,128,910
Fixed income	959,122	1,340,792
Total capital markets	2,259,999	2,469,702

Other	113,381	121,272

Total Investment Banking and Capital Markets Net Revenues (1)	6,796,631	4,989,138

Asset management fees and revenues (2)	120,733	26,539
Investment return (3)	260,864	257,200
Allocated net interest (3)	(44,907)	(48,484)
Total Asset Management Net Revenues	336,690	235,255

Total Investment Banking, Capital Markets and Asset Management Net Revenues	$7,133,321	$5,224,393

Investment Banking, Capital Markets and Asset Management Non-compensation Expenses:

Floor brokerage and clearing fees	$301,860	$266,592
Underwriting costs	117,572	95,636
Technology and communications	382,502	334,322
Occupancy and equipment rental	101,900	91,442
Business development	111,796	67,807
Professional services	196,467	159,045
Depreciation and amortization	87,079	87,581
Other	163,293	108,546
Total Investment Banking, Capital Markets and Asset Management Non-compensation Expenses	$1,462,469	$1,210,971

9 Jefferies Financial Group

(Amounts in Thousands, Except Other Data) (Unaudited)

	Quarter Ended
	November 30, 2021	August 31, 2021	November 30, 2020
Other Data:
Number of trading days	63	65	63
Number of trading loss days (4)	11	20	3
Average VaR (in millions) (5)	$10.14	$12.69	$14.92

		Twelve Months Ended
		November 30, 2021	November 30, 2020
Other Data:
Number of trading days		252	252
Number of trading loss days (4)		60	26
Average VaR (in millions) (5)		$13.63	$10.51

(1)Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
(2)Includes management and performance fees from funds and accounts managed by us as well as our share of fees received by affiliated asset management companies with which we have revenue and profit share arrangements, as well as earnings on our ownership interest in affiliated asset managers.
(3)Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to make clearer actual Investment return. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to our credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
(4)Number of trading loss days is calculated based on trading activities in our Investment Banking and Capital Markets and Asset Management business segments.
(5)VaR estimates the potential loss in value of trading positions in our Investment Banking and Capital Markets and Asset Management business segments due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended November 30, 2020.

10 Jefferies Financial Group

Financial Data and Metrics

(Amounts in Millions, Except Other Data) (Unaudited)

	Quarter Ended
	November 30, 2021	August 31, 2021	November 30, 2020
Financial position (1):
Total assets	$60,404	$58,037	$53,118
Total assets less goodwill and intangible assets for the period	$58,506	$56,132	$51,205
Cash and cash equivalents	$10,755	$9,481	$9,055
Financial instruments owned	$19,829	$19,735	$18,125
Level 3 financial instruments owned (2)	$579	$671	$651
Goodwill and intangible assets	$1,898	$1,905	$1,913
Total equity	$10,580	$10,401	$9,439
Total shareholders' equity	$10,554	$10,382	$9,404
Tangible equity (3)	$8,656	$8,477	$7,490

Other data and financial ratios:
Leverage ratio (1) (4)	5.7	5.6	5.6
Tangible gross leverage ratio (1) (5)	6.8	6.6	6.8

Number of employees, at period end	5,556	5,493	4,945

(1)Amounts pertaining to November 30, 2021 represent a preliminary estimate as of the date of this earnings release and may be revised in our Annual Report on Form 10-K for the year ended November 30, 2021.
(2)Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.
(3)Tangible equity (a non-GAAP financial measure) represents total Jefferies shareholders' equity less goodwill and identifiable intangible assets. We believe that tangible equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.
(4)Leverage ratio equals total assets divided by total equity.
(5)Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

11 Jefferies Financial Group

Non-GAAP Reconciliations
The following tables reconcile our non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.
Net Income Attributable to Common Shareholders and Earnings Per Share GAAP Reconciliation
Reconciliation of Jefferies net income attributable to common shareholders to adjusted net income attributable to common shareholders (a non-GAAP measure) and diluted earnings per share to adjusted earnings per share (a non-GAAP measure) (in thousands, except per share amounts):

	Three Months Ended November 30, 2021	Twelve Months Ended November 30, 2021

Net income attributable to common shareholders (GAAP)	$324,913	$1,667,403
Net income impact for calling Jefferies Group 2023 Notes	25,016	25,016
Net income impact for repurchasing Jefferies Financial Group 2023 Notes	19,251	19,251
Adjusted net income attributable to common shareholders (non-GAAP)	$369,180	$1,711,670

Jefferies Financial Group diluted earnings per share (GAAP)	$1.20	$6.13
Diluted earnings per share impact for calling Jefferies Group 2023 Notes	0.09	0.09
Diluted earnings per share impact for repurchasing Jefferies Financial Group 2023 Notes	0.07	0.07
Adjusted Jefferies Financial Group diluted earnings per share (non-GAAP)	$1.36	$6.29

Return on Adjusted Tangible Equity Reconciliation
The table below reconciles our Net income attributable to common shareholders to adjusted net income and our Shareholders' equity to adjusted tangible shareholders' equity (in thousands):

	Three Months Ended November 30, 2021	Three Months Ended November 30, 2020	Twelve Months Ended November 30, 2021	Twelve Months Ended November 30, 2020

Net income attributable to common shareholders (GAAP)	$324,913	$307,267	$1,667,403	$769,605
Intangible amortization and impairment expense, net of tax	2,773	2,814	10,649	11,370
Adjusted net income (non-GAAP)	$327,686	$310,081	$1,678,052	$780,975
Annualized adjusted net income (non-GAAP)	$1,310,744	$1,240,324	$1,678,052	$780,975

	August 31, 2021	August 31, 2020	November 30, 2020	November 30, 2019

Shareholders' equity (GAAP)	$10,381,883	$9,410,665	$9,403,893	$9,579,705
Less: Intangible assets, net and goodwill	(1,905,163)	(1,914,542)	(1,913,467)	(1,922,934)
Less: Deferred tax asset	(479,016)	(312,600)	(393,687)	(462,468)
Less: Weighted average quarter-to-date or year-to-date impact of cash dividends and share repurchases	(62,644)	(111,613)	(243,003)	(545,398)
Adjusted tangible shareholders' equity (non-GAAP)	$7,935,060	$7,071,910	$6,853,736	$6,648,905

Return on adjusted tangible equity	16.5%	17.5%	24.5%	11.7%

12 Jefferies Financial Group

Adjusted Return on Adjusted Tangible Equity Reconciliation
The table below reconciles our Net income attributable to common shareholders to adjusted net income excluding debt repurchase expense and our Shareholders' equity to adjusted tangible shareholders' equity (in thousands):

Three Months Ended November 30, 2021

Net income attributable to common shareholders (GAAP)	$324,913
Intangible amortization and impairment expense, net of tax	2,773
Net income impact for calling Jefferies Group 2023 Notes	25,016
Net income impact for repurchasing Jefferies Financial Group 2023 Notes	19,251
Adjusted net income excluding debt repurchase expense (non-GAAP)	$371,953
Annualized adjusted net income excluding debt repurchase expense (non-GAAP)	$1,487,812

August 31, 2021

Shareholders' equity (GAAP)	$10,381,883
Less: Intangible assets, net and goodwill	(1,905,163)
Less: Deferred tax asset	(479,016)
Less: Weighted average quarter-to-date impact of cash dividends and share repurchases	(62,644)
Adjusted tangible shareholders' equity (non-GAAP)	$7,935,060

Adjusted return on adjusted tangible equity	18.7%

13 Jefferies Financial Group

Jefferies Book Value and Shares Outstanding GAAP Reconciliation
The table below reconciles our book value (shareholders' equity) to adjusted tangible book value and our common shares outstanding to fully diluted shares outstanding (in thousands, except per share amounts):

November 30, 2021

Book value (GAAP)	$10,553,755
Redeemable convertible preferred shares converted to common shares (1)	125,000
Stock options (2)	121,085
Intangible assets, net and goodwill	(1,897,500)
Adjusted tangible book value (non-GAAP)	$8,902,340

Common shares outstanding (GAAP)	243,541
Restricted stock units ("RSUs")	20,108
Redeemable convertible preferred shares converted to common shares (1)	4,441
Stock options (2)	5,109
Other	1,126
Fully diluted shares outstanding (non-GAAP) (3)	274,325

Book value per share outstanding	$43.33
Tangible book value per fully diluted share outstanding	$32.45

(1)	Redeemable convertible preferred shares added to book value and fully diluted shares assume that the redeemable convertible preferred shares are converted to common shares.
(2)	Stock options added to book value are equal to the total number of stock options outstanding as of November 30, 2021 of 5,109,000 multiplied by the weighted average exercise price of $23.70 on November 30, 2021. Stock options added to fully diluted shares are equal to the total stock options outstanding on November 30, 2021.
(3)
Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans. Fully diluted shares outstanding also include all stock options and the additional common shares if our redeemable convertible preferred shares were converted to common shares.

14 Jefferies Financial Group